Exhibit 99.1

TWIN HOSPITALITY GROUP INC. REPORTS FISCAL FOURTH QUARTER AND FULL FISCAL YEAR 2024 FINANCIAL RESULTS
Opened Nine Twin Peaks Lodges in 2024

Completed First Smokey Bones Conversion in September 2024 and Second Smokey Bones Conversion in February 2025

Hosting Inaugural Conference Call and Webcast Today at 5:15 PM ET

LOS ANGELES (February 27, 2025) – Twin Hospitality Group Inc. (NASDAQ: TWNP) (“Twin Peaks” or the “Company”) today reported fiscal fourth quarter and full fiscal year 2024 financial results for the fiscal year ended December 29, 2024.
“2024 marked a year of significant strategic progress and we are thankful to our franchise partners, team and loyal guests for their contributions to strengthening the Twin Peaks brand,” said Joe Hummel, Chief Executive Officer of Twin Peaks. “We expanded our footprint opening nine new Twin Peak lodges and signed four area development agreements with a commitment to open 24 lodges, increasing our development pipeline to over 100 lodges. In 2025, we are targeting approximately nine to eleven Twin Peaks openings as we pursue our long-term goal of 650 domestic and 250 international lodges,”

Hummel added, “Looking ahead, we will continue to deliver exceptional guest experiences through our differentiated offering of quality dining and premier customer service, grow our brand through company and franchised expansion and optimize our real estate through additional Smokey Bones conversions. We could not be more excited to be a stand-alone publicly traded company and are working hard every day to build long-term value for our shareholders.”

“Our flexible real estate model has proven highly successful in converting legacy restaurants into Twin Peaks. These conversions enable faster time to market, lower buildout costs and accelerated return on investment,” said Ken Kuick Chief Financial Officer of Twin Peaks. “We have also made progress with our strategic plans to convert Smokey Bones into Twin Peaks. Our first Twin Peaks conversion, which opened in Lakeland, Florida last September, is exceeding expectations, while our second Twin Peaks conversion in Brandon, Florida opened this month and is off to a strong start. We project completing two additional conversions in 2025.”

Kuick added, “During the fourth quarter, we refinanced our credit facility to a new 30-year securitization facility. This refinancing stabilizes Twin Peaks’ financial structure and allows us to further drive growth,”

Highlights for Fiscal Fourth Quarter 2024 (13 weeks) versus Fiscal Fourth Quarter 2023 (14 weeks)

•Total revenue decreased 8.2% to $86.5 million compared to $94.2 million (the 14th week contributed $6.5 million in revenue during the prior year fiscal quarter)
◦System-wide sales declined 4.0% (the 14th week contributed $13.7 million in system-wide sales during the prior year fiscal quarter)
◦Twin Peaks same-store sales declined 0.6%
◦Two new lodge opening during the fiscal fourth quarter of 2024
•Loss from operations of $7.1 million compared to $0.9 million
•Net loss of $12.0 million compared to $8.8 million
•Restaurant contribution margin(1) of 8.1% (Twin Peaks 14.4% and Smokey Bones 0.5%) compared to 9.8% (Twin Peaks 15.0% and Smokey Bones 4.6%)
•Adjusted EBITDA(1) of $4.1 million compared to $6.6 million (the 14th week contributed $0.9 million in adjusted EBITDA during the prior year fiscal quarter)

Highlights for Full Fiscal Year 2024 (52 weeks) versus Full Fiscal Year 2023 (53 weeks)

•Total revenue increased 53.2% to $353.8 million compared to $230.9 million (the 53rd week contributed $6.5 million in revenue during the prior fiscal year)
◦System-wide sales growth of 25.3%
◦Twin Peaks same-store sales declined 3.1%
◦Nine new store openings during fiscal 2024

•Loss from operations of $8.3 million compared to income from operations of $12.9 million
•Net loss of $48.2 million compared to $13.8 million
•Restaurant contribution margin(1) of 9.2% (Twin Peaks 14.7% and Smokey Bones 3.5%) compared to 13.1% (Twin Peaks 16.2% and Smokey Bones 3.5%)
•Adjusted EBITDA(1) of $20.7 million compared to $28.3 million (the 53rd week contributed $0.9 million in adjusted EBITDA during the previous fiscal year)
(1)Restaurant contribution margin and Adjusted EBITDA are non-GAAP measures defined below, under “Non-GAAP Measures.” Reconciliations of operating income (loss) to restaurant contribution margin and net loss to adjusted EBITDA are included in the accompanying financial tables.

Summary of Fourth Quarter 2024 Financial Results
Total revenue decreased $7.8 million, or 8.2%, in the fiscal fourth quarter of 2024, to $86.5 million compared to $94.2 million in the same fiscal period of 2023, driven by an incremental operating week in the prior year fiscal quarter, which contributed $6.5 million in revenue, lower same-store sales and lower revenues due to the closure of two Smokey Bones locations during their conversion to Twin Peaks lodges, partially offset by revenues generated by our new Twin Peaks lodges.
Costs and Expenses

Advertising expenses decreased $0.9 million, or 16.4%, to $4.7 million in the fourth quarter of 2024, compared to $5.6 million in the same period of the prior year, primarily due to lower marketing spend for Smokey Bones.

General and administrative expenses increased to $12.1 million in the fourth quarter of 2024, compared to the same period in the prior year due to $5.0 million in Smokey Bones store closure costs, partially offset by the incremental operating week in the absence of the 14th week in the current fiscal quarter. As a percentage of revenues, general and administrative expense was 14.0% in 2024 compared to 9.4% in 2023.

Other Expense, Net

Other expense, net was $13.3 million in the fourth quarter of 2024, compared to $8.1 million in the same period of the prior year, and in each year, other expense, net consisted primarily of interest expense. Additionally, in the fourth quarter of 2024, the Company recognized a $2.4 million loss on extinguishment of debt related to the refinancing of its securitized debt.
Key Financial Definitions
New store openings - The number of new store openings reflects the number of stores opened during a particular reporting period. The total number of new stores per reporting period and the timing of stores openings has, and will continue to have, an impact on our results.
Same-store sales growth - Same-store sales growth reflects the change in year-over-year sales for the comparable store base, which we define as the number of stores open and in the Twin Hospitality Group system for at least eighteen months. For stores that were temporarily closed, sales in the current and prior period are adjusted accordingly. Given our focused marketing efforts and public excitement surrounding each opening, new stores often experience an initial start-up period with considerably higher than average sales volumes, which subsequently decrease to stabilized levels after three to six months.
System-wide sales growth - System wide sales growth reflects the percentage change in sales in any given fiscal period compared to the prior fiscal period for all stores.
Conference Call and Webcast
Twin Hospitality Group Inc. will host a conference call and webcast to discuss its fiscal fourth quarter 2024 financial results today at 5:15 PM ET. Hosting the conference call and webcast will be Joe Hummel, Chief Executive Officer and Ken Kuick, Co-Chief Executive Officer and Chief Financial Officer.
The conference call can be accessed live over the phone by dialing 1-877-407-0792 from the U.S. or 1-201-689-8263 internationally. A replay will be available after the call until Thursday, March 13, 2025, and can be accessed by dialing 1-844-512-2921 from the U.S. or 1-412-317-6671 internationally. The passcode is 13751621. The webcast will be available at www.twinpeaksrestaurant.com under the “Investors” section and will be archived on the site shortly after the call has concluded.

About Twin Hospitality Group Inc.

Twin Hospitality Group Inc. (NASDAQ: TWNP) is a restaurant company that strategically develops and operates and franchises specialty casual dining restaurant concepts with a goal to redefine the casual dining category with its experiential driven brands, Twin Peaks and Smokey Bones. Twin Peaks, known as the ultimate sports lodge, is an award-winning restaurant and sports bar brand with 115 locations across 27 states and Mexico and is known for its made-from-scratch food, 29=degree draft beer, innovative cocktail program and sports on wall-to-wall televisions. Smokey Bones is a full-service, meat-centric restaurant brand and concept with 55 locations, across eight states specializing in ribs and a variety of other slow-smoked, fire-grilled and seared meats, along with a full bar. For more information, please visit www.twinpeaksrestaurant.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company, estimates of future EBITDA, the timing and performance of new store openings, future reductions in cost of capital and leverage ratio, our ability to conduct future accretive acquisitions and our pipeline of new store locations. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. We refer you to the documents that we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Non-GAAP Measures (Unaudited)
This press release includes the non-GAAP financial measures of EBITDA, adjusted EBITDA, Restaurant-Level Contribution and Restaurant-Level Contribution Margin.
EBITDA is defined as earnings before interest, taxes, and depreciation and amortization. We use the term EBITDA, as opposed to income (loss) from operations, as it is widely used by analysts, investors, and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net loss as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP.
Adjusted EBITDA is defined as EBITDA (as defined above), excluding expenses related to acquisitions, refranchising losses, impairment charges, and certain non-recurring or non-cash items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations.
Restaurant-Level Contribution represents company-owned restaurant sales less restaurant operating costs, which consist of food and beverage costs, labor and benefits costs and other operating costs. Restaurant-Level Contribution Margin represents Restaurant-Level Contribution as a percentage of company-owned restaurant sales. Restaurant-Level Contribution and Restaurant-Level Contribution Margin are neither required by, nor presented in accordance with GAAP. Restaurant-Level Contribution and Restaurant-Level Contribution Margin are not intended to be measures of free cash flow available for our management’s discretionary use, as these metrics do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Additionally, Restaurant-Level Contribution and Restaurant-Level Contribution Margin exclude general and administrative expenses, pre-opening expenses and depreciation and amortization on restaurant property and equipment, which are essential to support the operations and development of our company-owned restaurants. The Company is presenting Restaurant-Level Contribution and Restaurant-Level Contribution Margin because it believes that they are important tools for investors and analysts because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance.
Reconciliations of net loss presented in accordance with GAAP to EBITDA, adjusted EBITDA and adjusted net loss are set forth in the tables below.

Investor Relations:
ICR
Michelle Michalski
ir@twinpeaksrestaurant.com

Media Relations:
Destinee Rollins
destinee.rollins.tprest.com
972-342-5902

Twin Hospitality Group Inc. Consolidated Statements of Operations
(in thousands, except share and per share data)

	Fiscal Quarter Ended				Fiscal Year Ended
	Thirteen Weeks Ended		Fourteen Weeks Ended		52 Weeks Ended		53 Weeks Ended
	December 29, 2024		December 31, 2023		December 29, 2024		December 31, 2023

Revenues
Restaurant sales	$77,617	89.8%	$85,333	90.6%	$320,211	90.5%	$199,369	86.4%
Franchise revenue	8,864	10.2%	8,902	9.4%	33,590	9.5%	31,498	13.6%
Total revenue	86,481	100.0%	94,235	100.0%	353,801	100.0%	230,867	100.0%

Costs and expenses
Restaurant operating costs
Food and beverage costs (1)	21,247	27.4%	23,354	27.4%	87,414	27.3%	53,512	26.8%
Labor and benefits cost (1)	25,436	32.8%	28,061	32.9%	103,234	32.2%	64,024	32.1%
Other operating costs (1)	17,082	22.0%	17,019	19.9%	67,155	21.0%	37,722	18.9%
Occupancy costs (1)	6,326	8.2%	6,478	7.6%	26,198	8.2%	13,112	6.6%
Advertising expense	4,671	5.4%	5,588	5.9%	19,751	5.6%	16,792	7.3%
Pre-opening expense	697	0.8%	559	0.6%	1,632	0.5%	1,136	0.5%
General and administrative expense	12,072	14.0%	8,852	9.4%	33,232	9.4%	19,252	8.3%
Depreciation and amortization	6,015	7.0%	5,221	5.5%	23,515	6.6%	12,377	5.4%
Total costs and expenses	93,546	108.2%	95,132	101.0%	362,131	102.4%	217,927	94.4%

Income from operations	(7,065)	(8.2)%	(897)	(1.0)%	(8,330)	(2.4)%	12,940	5.6%

Other (expense) income, net
Interest expense	(11,108)	(12.8)%	(10,279)	(10.9)%	(46,137)	(13.0)%	(29,714)	(12.9)%
Net loss on extinguishment of debt	(2,353)	(2.7)%	—	—%	(2,353)	(0.7)%	—	—%
Other (expense) income, net	134	0.2%	2,178	2.3%	248	0.1%	2,704	1.2%
Total other expense, net	(13,327)	(15.4)%	(8,101)	(8.6)%	(48,242)	(13.6)%	(27,010)	(11.7)%

Loss before income tax provision	(20,392)	(23.6)%	(8,998)	(9.5)%	(56,572)	(16.0)%	(14,070)	(6.1)%

Income tax provision (benefit)	(8,399)	(9.7)%	(230)	(0.2)%	(8,402)	(2.4)%	(230)	(0.1)%

Net loss	$(11,993)	(13.9)%	$(8,768)	(9.3)%	$(48,170)	(13.6)%	$(13,840)	(6.0)%
(1) As a percentage of company-owned restaurant sales

Twin Hospitality Group Inc. Consolidated EBITDA and Adjusted EBITDA Reconciliation

	Fiscal Quarter Ended		Fiscal Year Ended
	Thirteen Weeks Ended	Fourteen Weeks Ended	52 Weeks Ended	53 Weeks Ended
(In thousands)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Net income (loss)	$(11,993)	$(8,768)	$(48,170)	$(13,840)
Interest expense, net	11,108	10,279	46,137	29,714
Income tax benefit	(8,399)	(230)	(8,402)	(230)
Depreciation and amortization	6,015	5,221	23,515	12,377
EBITDA	(3,269)	6,502	13,080	28,021
Equity based compensation	—	60	211	312
Store closure expense	5,010	—	5,010	—
Net loss on extinguishment of debt	2,353	—	2,353	—
Adjusted EBITDA	$4,094	$6,562	$20,654	$28,333

Twin Hospitality Group Inc. Restaurant-Level Contribution and Restaurant-Level Contribution Margin Reconciliation

	Fiscal Quarter Ended		Fiscal Year Ended
(In thousands, except share and per share data)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Income (loss) from operations	$(7,065)	$(897)	$(8,330)	$12,940
Less:
Royalties and franchise fees	(5,436)	(5,379)	(20,744)	(19,539)
Plus:
General and administrative expense	12,072	8,852	33,232	19,252
Depreciation and amortization	6,015	5,221	23,515	12,377
Pre-opening expense	697	559	1,632	1,136
Restaurant-Level Contribution	$6,283	$8,356	$29,305	$26,166
Company-owned restaurant sales	$77,617	$85,333	$320,211	$199,369
Restaurant-Level Contribution Margin	8.1%	9.8%	9.2%	13.1%